Exhibit 99.1

Contact:
Marshall Loeb, President and CEO
Brent Wood, CFO
EastGroup Properties Announces	(601) 354-3555

Fourth Quarter and Year 2023 Results

Fourth Quarter 2023 Results

•Net Income Attributable to Common Stockholders of $1.35 Per Diluted Share for Fourth Quarter 2023 Compared to $0.89 Per Diluted Share for Fourth Quarter 2022 (Gains on Sales of Real Estate Investments Were $13 Million, or $0.28 Per Diluted Share, in Fourth Quarter 2023; There Were No Sales in Fourth Quarter 2022)
•Funds from Operations (“FFO”) of $2.03 Per Diluted Share for Fourth Quarter 2023 Compared to $1.82 Per Diluted Share for Fourth Quarter 2022, an Increase of 11.5%
•Same Property Net Operating Income for the Same Property Pool Excluding Income From Lease Terminations Increased 6.8% on a Straight-Line Basis and 7.5% on a Cash Basis for Fourth Quarter 2023 Compared to the Same Period in 2022
•Operating Portfolio was 98.7% Leased and 98.2% Occupied as of December 31, 2023; Average Occupancy of Operating Portfolio was 98.1% for Fourth Quarter 2023 as Compared to 98.4% for Fourth Quarter 2022
•Rental Rates on New and Renewal Leases Increased an Average of 62.0% on a Straight-Line Basis
•Acquired Three Operating Properties Totaling 577,000 Square Feet for Approximately $78 Million
•Acquired 118.2 Acres of Development Land for Approximately $26 Million
•Started Construction of One Development Project Containing 244,000 Square Feet with Projected Total Costs of Approximately $35 Million
•Transferred One Development Project, which Contains 100,000 Square Feet and is 100% Leased, to the Operating Portfolio
•Sold Two Operating Properties Totaling 106,000 Square Feet for Approximately $29 Million (Gains of $13 Million Not Included in FFO)
•Declared 176th Consecutive Quarterly Cash Dividend: $1.27 Per Share
•Sold 1,369,875 Shares of Common Stock Pursuant to the Company’s Continuous Common Equity Offering Program at a Weighted Average Price of $171.55 Per Share for Aggregate Net Proceeds of Approximately $232 Million
•Entered into Forward Equity Sales Agreements under the Company’s Continuous Common Equity Offering Program with Respect to 406,041 Shares with a Weighted Average Initial Forward Price of $183.92 Per Share; Did Not Receive Any Related Proceeds During the Quarter

Year 2023 Results

•Net Income Attributable to Common Stockholders of $4.42 Per Diluted Share for 2023 Compared to $4.36 Per Diluted Share for 2022 (Gains on Sales of Real Estate Investments Were $18 Million, or $0.40 Per Diluted Share, in 2023 Compared to $41 Million, or $0.96 Per Diluted Share, in 2022)
•FFO of $7.79 Per Diluted Share for 2023 Compared to $7.00 Per Diluted Share for 2022, an Increase of 11.3%
•FFO Excluding Gain on Involuntary Conversion and Business Interruption Claims ($0.09 Per Share in 2023; None in 2022) of $7.70 Per Share Compared to $7.00 Per Share for 2022, an Increase of 10.0%

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

•Same Property Net Operating Income for the Same Property Pool Excluding Income From Lease Terminations for 2023 Increased 6.6% on a Straight-Line Basis and 8.0% on a Cash Basis Compared to 2022
•Average Occupancy of the Operating Portfolio was 98.0% for 2023, which is the Same as the Average for 2022
•Rental Rates on New and Renewal Leases Increased an Average of 55.0% on a Straight-Line Basis
•Acquired Five Operating Properties Containing 987,000 Square Feet for Approximately $165 Million
•Acquired 328.3 Acres of Development Land for Approximately $71 Million
•Started Construction of 11 Development Projects Containing 2,435,000 Square Feet with Projected Total Costs of $363 Million
•Transferred 13 Development and Value-Add Projects, which Contain 2,341,000 Square Feet and are Collectively 100% Leased, to the Operating Portfolio
•Sold Three Operating Properties Totaling 231,000 Square Feet and Two Parcels of Land Totaling 11.9 Acres for Approximately $43 Million (Gains of $18 Million Not Included in FFO)
•Expanded the Borrowing Capacity of the Unsecured Bank Credit Facilities from $475 Million to $675 Million
•Closed a $100 Million Senior Unsecured Term Loan with an Effectively Fixed Interest Rate of 5.27%
•Repaid $115 Million of Unsecured Debt at Maturity with a Weighted Average Effectively Fixed Interest Rate of 2.96%
•Repaid a Mortgage with a Principal Balance of Approximately $2 Million and a Fixed Interest Rate of 3.85%, Leaving No Remaining Secured Debt in the Portfolio
•Refinanced a $100 Million Senior Unsecured Term Loan with Five Years Remaining, Reducing the Effectively Fixed Interest Rate by 45 Basis Points to 2.61%
•Sold 4,094,896 Shares of Common Stock Pursuant to the Company’s Continuous Common Equity Offering Program at a Weighted Average Price of $170.77 Per Share for Aggregate Net Proceeds of Approximately $691 Million
•Entered into Forward Equity Sales Agreements under the Company’s Continuous Common Equity Offering Program with Respect to 406,041 Shares with a Weighted Average Initial Forward Price of $183.92 Per Share; Did Not Receive Any Related Proceeds During the Year

JACKSON, MISSISSIPPI, February 7, 2024 - EastGroup Properties, Inc. (NYSE: EGP) (the “Company”, “we”, “us” or “EastGroup”) announced today the results of its operations for the three and twelve months ended December 31, 2023.

Commenting on EastGroup’s performance, Marshall Loeb, CEO, stated, “Our strong performance continues as evidenced by FFO per share rising 11.5% for the quarter and 11.3% for the year. The industrial market remains resilient, producing a number of strong metrics such as our percent leased, same store net operating income growth, and record quarterly releasing spreads. We're pleased with our operational results, especially given continued global economic unease and capital markets dislocation. This uncertainty is creating several outcomes such as longer leasing deliberations among our customers along with five consecutive quarters of significantly declining market construction starts. In addition to our strong operations, we were able to make strides to materially strengthen our balance sheet during the year. Long term, I remain bullish on the continuing external secular trends which benefit our shallow bay, last mile Sunbelt market portfolio.”

EARNINGS PER SHARE

Three Months Ended December 31, 2023
On a diluted per share basis, earnings per common share (“EPS”) were $1.35 for the three months ended December 31, 2023, compared to $0.89 for the same period of 2022. The increase in EPS was primarily due to the following:
•The Company’s property net operating income (“PNOI”) increased by $15,153,000 ($0.32 per share) for the three months ended December 31, 2023, as compared to the same period of 2022.
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

•EastGroup recognized gains on sales of real estate investments of $13,156,000 ($0.28 per share) during the three months ended December 31, 2023, compared to none during the three months ended December 31, 2022.
The increase in EPS was offset primarily by the following:
•Depreciation and amortization expense increased by $4,689,000 ($0.10 per share) during the three months ended December 31, 2023, as compared to the same period of 2022.
•Weighted average shares increased by 3,387,000 on a diluted basis during the three months ended December 31, 2023, as compared to the same period of 2022.

Twelve Months Ended December 31, 2023
Diluted EPS for the twelve months ended December 31, 2023 was $4.42 compared to $4.36 for the same period of 2022. The increase in EPS was primarily due to the following:
•PNOI increased by $59,290,000 ($1.31 per share) for the twelve months ended December 31, 2023, as compared to the same period of 2022.
•EastGroup recognized gains on involuntary conversion and business interruption claims of $4,187,000 ($0.09 per share) during the twelve months ended December 31, 2023, compared to none during the twelve months ended December 31, 2022.
The increase in EPS was offset primarily by the following:
•EastGroup recognized gains on sales of real estate investments of $17,965,000 ($0.40 per share) during the twelve months ended December 31, 2023, compared to $40,999,000 ($0.96 per share) for the twelve months ended December 31, 2022.
•Depreciation and amortization expense increased by $17,440,000 ($0.38 per share) during the twelve months ended December 31, 2023, as compared to the same period of 2022.
•Interest expense increased by $9,497,000 ($0.21 per share) during the twelve months ended December 31, 2023, as compared to the same period of 2022.
•Weighted average shares increased by 2,619,000 on a diluted basis during the twelve months ended December 31, 2023, as compared to the same period of 2022.

FUNDS FROM OPERATIONS AND PROPERTY NET OPERATING INCOME

Three Months Ended December 31, 2023
For the three months ended December 31, 2023, funds from operations attributable to common stockholders (“FFO”) were $2.03 per share compared to $1.82 per share during the same period of 2022, an increase of 11.5%.

PNOI increased by $15,153,000, or 16.0%, during the three months ended December 31, 2023, compared to the same period of 2022. PNOI increased $7,059,000 from newly developed and value-add properties, $5,792,000 from same property operations (based on the same property pool), $2,063,000 from 2022 and 2023 acquisitions, and $55,000 from operating properties sold in 2022 and 2023.

Same PNOI Excluding Income from Lease Terminations increased 6.8% on a straight-line basis for the three months ended December 31, 2023, compared to the same period of 2022; on a cash basis (excluding straight-line rent adjustments and amortization of above/below market rent intangibles), Same PNOI increased 7.5%.

On a straight-line basis, rental rates on new and renewal leases (3.6% of total square footage) increased an average of 62.0% during the three months ended December 31, 2023.

Twelve Months Ended December 31, 2023
FFO for the twelve months ended December 31, 2023, was $7.79 per share compared to $7.00 per share during the same period of 2022, an increase of 11.3%.

FFO Excluding Gain on Involuntary Conversion and Business Interruption Claims was $7.70 per share for the twelve months ended December 31, 2023 compared to $7.00 per share for the same period of 2022, an increase of 10.0%.
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

PNOI increased by $59,290,000, or 16.7%, during the twelve months ended December 31, 2023, compared to the same period of 2022. PNOI increased $29,821,000 from newly developed and value-add properties, $19,557,000 from same property operations (based on the same property pool), $9,694,000 from 2022 and 2023 acquisitions, and $60,000 from operating properties sold in 2022 and 2023.

Same PNOI Excluding Income from Lease Terminations increased 6.6% on a straight-line basis for the twelve months ended December 31, 2023, compared to the same period of 2022; on a cash basis (excluding straight-line rent adjustments and amortization of above/below market rent intangibles), Same PNOI increased 8.0%.

On a straight-line basis, rental rates on new and renewal leases (14.7% of total square footage) increased an average of 55.0% during the twelve months ended December 31, 2023.

The same property pool for the three and twelve months ended December 31, 2023 includes properties which were included in the operating portfolio for the entire period from January 1, 2022 through December 31, 2023; this pool is comprised of properties containing 46,437,000 square feet.

FFO, FFO Excluding Gain on Involuntary Conversion and Business Interruption Claims, PNOI and Same PNOI are non-GAAP financial measures, which are defined under Definitions later in this release.  Reconciliations of Net Income to PNOI and Same PNOI, and Net Income Attributable to EastGroup Properties, Inc. Common Stockholders to FFO and FFO Excluding Gain on Involuntary Conversion and Business Interruption Claims are presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

ACQUISITIONS AND DISPOSITIONS

In October 2023, EastGroup acquired McKinney Logistics Center, a recently developed 193,000 square foot business distribution building, for $25,739,000. The building is located in the Northeast submarket of Dallas and is 100% leased.

In November 2023, the Company acquired Park at Myatt in Nashville, Tennessee, representing the Company’s first acquisition in this market. With a population exceeding 2 million and an industrial market of approximately 215 million square feet, Nashville has been a target market for EastGroup. The Company believes that high barriers to entry and limited shallow bay industrial product further increase the appeal of the market. Developed in 2022, the property contains two buildings totaling 171,000 square feet and is 100% leased. Park at Myatt was acquired for $30,793,000 and is located in the Northeast/I-65N Corridor submarket.

In December 2023, EastGroup acquired Pelzer Point Commerce Center 1, a 213,000 square foot business distribution building, and a 13.1 acre adjacent land parcel, for $23,446,000. The land site is pad-ready and will accommodate the planned future development of a 187,000 square foot business distribution building. The building and land site are located on the south side of Greenville on Interstate 85. This building, which is 100% leased, increased the Company’s operating portfolio in Greenville to approximately 981,000 square feet, which is currently 100% leased.

Also in December, the Company acquired Basswood North Land, which contains 105.1 acres of development land in the North Fort Worth submarket for $23,996,000. This site will accommodate the planned future development of nine buildings containing approximately 1,025,000 square feet.

In aggregate, during 2023, EastGroup acquired 987,000 square feet of operating properties for $165,116,000 and 328.3 acres of development land for $70,664,000.

During the three months ended December 31, 2023, the Company sold two operating properties. Ettie Business Center, a 29,000 square foot building located in San Francisco, was sold for $12,200,000 and generated a gain of $2,793,000. Los Angeles Corporate Center, a 77,000 square foot building, was sold for $16,600,000 and generated a
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

gain of $10,363,000. These gains are included in Gain on sales of real estate investments, and are excluded from FFO.

In aggregate, during the full year 2023, the Company sold three operating properties totaling 231,000 square feet, for $38,400,000. The sales generated gains of $17,965,000, which are included in Gain on sales of real estate investments; the gains are excluded from FFO. During the twelve months ended December 31, 2023, EastGroup also sold two land parcels, containing 11.9 acres, for $4,750,000. The land sales generated gains of $446,000, which are not included in FFO.

Subsequent to year-end, EastGroup closed the following transactions:
•Acquired Spanish Ridge Industrial Park - three recently developed business distribution buildings totaling 231,000 square feet, for approximately $55,000,000. The buildings are located in the Southwest submarket of Las Vegas and are 100% leased. This acquisition increased the Company’s ownership in Las Vegas to approximately 1,396,000 square feet, which is currently 95.3% leased.
•Acquired Brightstar Land - 34.3 acres of development land in the I-20 West submarket of Atlanta for approximately $3,200,000. This site will accommodate the planned future development of two buildings containing approximately 315,000 square feet.

DEVELOPMENT AND VALUE-ADD PROPERTIES

During the fourth quarter of 2023, EastGroup began construction of one new development project in Dallas, which will contain 244,000 square feet and has projected total costs of $34,600,000.

The development projects started during 2023 are detailed in the table below:

Development Projects Started in 2023	Location	Size	Anticipated Conversion Date	Projected Total Costs
		(Square feet)		(In thousands)

MCO Logistics Center	Orlando, FL	167,000	07/2024	$25,300
Horizon West 10	Orlando, FL	357,000	10/2024	45,200
SunCoast 9	Fort Myers, FL	111,000	01/2025	16,200
Horizon West 6	Orlando, FL	87,000	03/2025	12,300
Eisenhauer Point 10-12	San Antonio, TX	223,000	04/2025	29,400
Riverside 1 & 2	Atlanta, GA	284,000	04/2025	33,700
Braselton 3	Atlanta, GA	115,000	05/2025	14,300
Gateway South Dade 1 & 2	Miami, FL	169,000	05/2025	34,900
Denton 35 Exchange 1 & 2	Dallas, TX	244,000	09/2025	34,600
Skyway 1 & 2	Charlotte, NC	318,000	10/2025	37,200
Arista 36 1-3	Denver, CO	360,000	05/2026	80,300
Total Development Projects Started		2,435,000		$363,400

At December 31, 2023, EastGroup’s development and value-add program consisted of 18 projects (4,077,000 square feet) in 12 markets. The projects, which were collectively 23% leased as of February 6, 2024, have a projected total cost of $575,700,000, of which $200,776,000 remained to be funded as of December 31, 2023.

During the fourth quarter of 2023, EastGroup transferred one project to the operating portfolio. The project, which is located in Fort Myers, contains 100,000 square feet and is 100% leased as of February 6, 2024.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

The development and value-add properties transferred to the operating portfolio during 2023 are detailed in the table below:

Development and Value-Add Properties Transferred to the Operating Portfolio in 2023	Location	Size	Conversion Date	Cumulative Cost as of 12/31/23	Percent Leased as of 2/6/24
		(Square feet)		(In thousands)

Grand West Crossing 1	Houston, TX	121,000	02/2023	$13,701	100%
SunCoast 11	Fort Myers, FL	79,000	02/2023	9,823	100%
Cypress Preserve 1 & 2(1)	Houston, TX	516,000	03/2023	55,402	100%
Zephyr(1)	San Francisco, CA	82,000	04/2023	29,046	100%
McKinney 3 & 4	Dallas, TX	212,000	05/2023	26,921	100%
Horizon West 1	Orlando, FL	97,000	06/2023	12,402	100%
Access Point 3(1)	Greenville, SC	299,000	07/2023	24,351	100%
I-20 West Business Center	Atlanta, GA	155,000	07/2023	15,075	100%
Arlington Tech 3	Fort Worth, TX	77,000	08/2023	10,128	100%
Grand Oaks 75 4	Tampa, FL	185,000	09/2023	19,310	100%
LakePort 4 & 5	Dallas, TX	177,000	09/2023	24,252	100%
Steele Creek 11 & 12	Charlotte, NC	241,000	09/2023	26,660	100%
SunCoast 10	Fort Myers, FL	100,000	12/2023	13,297	100%
Total Projects Transferred		2,341,000		$280,368	100%

Projected Stabilized Yields(2)	Yield
Development	7.8%
Value-Add	5.6%
Combined	7.0%

(1) Represents value-add acquisitions.
(2) Weighted average yield based on projected stabilized annual property net operating income on a straight-line basis at 100% occupancy divided by projected total costs.

DIVIDENDS

EastGroup declared a cash dividend of $1.27 per share in the fourth quarter of 2023. The fourth quarter dividend, which was paid on January 12, 2024, was the Company’s 176th consecutive quarterly cash distribution to shareholders.  The Company has increased or maintained its dividend for 31 consecutive years and has increased it 28 years over that period, including increases in each of the last 12 years.  The annualized dividend rate of $5.08 per share yielded 2.8% on the closing stock price of $181.10 on February 6, 2024.

FINANCIAL STRENGTH AND FLEXIBILITY

EastGroup continues to maintain a strong and flexible balance sheet.  Debt-to-total market capitalization was 16.1% at December 31, 2023.  The Company’s interest and fixed charge coverage ratio was 9.61x and 8.36x for the three and twelve months ended December 31, 2023, respectively. The Company’s ratio of debt to earnings before interest, taxes, depreciation and amortization for real estate (“EBITDAre”) was 3.92x and 4.17x for the three and twelve months ended December 31, 2023, respectively. EBITDAre and the Company’s interest and fixed charge coverage ratio are non-GAAP financial measures defined under Definitions later in this release. Refer to the schedule “Reconciliations of GAAP to Non-GAAP Measures” attached for the calculation of the Company’s interest and fixed charge coverage ratio, the debt to EBITDAre ratio, and the reconciliation of Net Income to EBITDAre.

During the fourth quarter, EastGroup sold 1,369,875 shares of common stock under its continuous common equity offering program at a weighted average price of $171.55 per share, providing aggregate net proceeds to the Company of approximately $232,299,000. During the twelve months ended December 31, 2023, EastGroup sold
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

4,094,896 shares of common stock under its continuous common equity offering program at a weighted average price of $170.77 per share, providing aggregate net proceeds to the Company of approximately $691,478,000.

During the three months ended December 31, 2023, EastGroup’s continuous common equity offering program was updated to provide EastGroup with the ability to sell shares of its common stock on a forward basis, pursuant to which, at EastGroup’s discretion, the financial institutions that have agreed to act as forward counterparties will borrow from third parties, and subsequently sell, a number of shares of its common stock. The use of a forward equity sale agreement provides the ability to lock in a share price on the sale of shares of our common stock but defer settling and receiving the proceeds from the sale of shares until a later date. During the fourth quarter of 2023, the Company entered into forward equity sales agreements with respect to 406,041 shares of common stock with an initial weighted average forward price of $183.92 per share. Subsequent to quarter-end, the Company partially settled the outstanding forward equity sale agreements by issuing 272,342 shares of common stock in exchange for net proceeds of $49,364,000. As of February 6, 2024, the remaining 133,699 shares of common stock are available for settlement prior to December 2024, for approximate net proceeds of $24,333,000 based on a weighted average forward price of $182.00 per share.

There was no new debt activity in the three months ended December 31, 2023. During the twelve months ended December 31, 2023, the Company’s debt related activity included the following:
•Expanded the capacity on its unsecured bank credit facilities from $475,000,000 to $675,000,000.
•Closed a $100,000,000 senior unsecured term loan with a seven-year term, interest only payments, and an effectively fixed interest rate of 5.27%.
•Repaid a $65,000,000 senior unsecured term loan at maturity with an effectively fixed interest rate of 2.31%.
•Made a scheduled $50,000,000 principal repayment on its senior unsecured notes with a fixed interest rate of 3.80%
•Repaid a mortgage with a principal balance of $1,905,000, an interest rate of 3.85% and an original maturity date of November 30, 2026, making the Company’s debt portfolio 100% unsecured.
•Refinanced a $100,000,000 senior unsecured term loan with five years remaining, reducing the credit spread by 45 basis points to a total effectively fixed interest rate of 2.61%.

COMPANY UPDATES

We are pleased to announce that Staci H. Tyler has been named Chief Administrative Officer of the Company effective January 1, 2024. In addition to this role, she continues to serve as Senior Vice President, Chief Accounting Officer and Secretary of the Company.

Mr. Loeb stated, “I’m very pleased to see Staci’s well-earned recognition with this promotion. Staci plays a prominent role across our organization which is better reflected with her new title.”

OUTLOOK FOR 2024

EPS for 2024 is estimated to be in the range of $4.09 to $4.29.  FFO per share attributable to common stockholders for 2024 is estimated to be in the range of $8.17 to $8.37. The table below reconciles projected net income attributable to common stockholders to projected FFO. The Company is providing a projection of estimated net income attributable to common stockholders solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

EastGroup’s projections are based on management’s current beliefs and assumptions about our business, the industry and the markets in which we operate; there are known and unknown risks and uncertainties associated with these projections. We assume no obligation to update publicly any forward-looking statements, including our outlook for 2024, whether as a result of new information, future events or otherwise. Please refer to the “Forward-Looking Statements” disclosures included in this earnings release and “Risk Factors” disclosed in our annual and quarterly reports filed with the Securities and Exchange Commission for more information.
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

The following table presents the guidance range for 2024:

	Low Range		High Range
	Q1 2024	Y/E 2024	Q1 2024	Y/E 2024
	(In thousands, except per share data)

Net income attributable to common stockholders	$45,596	198,871	49,436	208,589
Depreciation and amortization	47,033	197,887	47,033	197,887
Funds from operations attributable to common stockholders*	$92,629	396,758	96,469	406,476

Weighted average shares outstanding - Diluted	47,998	48,589	47,998	48,589
Per share data (diluted):
Net income attributable to common stockholders	$0.95	4.09	1.03	4.29
Funds from operations attributable to common stockholders	1.93	8.17	2.01	8.37
*This is a non-GAAP financial measure. Please refer to Definitions.

The following assumptions were used for the mid-point:

Metrics	Initial Guidance for Year 2024	Actual for Year 2023
FFO per share	$8.17 - $8.37	$7.79
FFO per share increase over prior year	6.2%	11.3%
FFO per share increase over prior year excluding gain on involuntary conversion and business interruption claims	7.4%	10.0%
Same PNOI growth: cash basis(1)	5.5% - 6.5%(2)	8.0%
Average month-end occupancy - operating portfolio	96.5% - 97.5%	98.0%
Lease termination fee income	$750,000	$1.0 million
Reserves of uncollectible rent (Currently no identified bad debt for 2024)	$2.0 million	$1.5 million
Development starts:
Square feet	2.1 million	2.4 million
Projected total investment	$300 million	$363 million
Operating property acquisitions	$130 million	$165 million
Operating property dispositions (Potential gains on dispositions are not included in the projections)	$35 million	$38 million
Unsecured debt closing in period	none	$100 million at 5.27% weighted average interest rate
Common stock issuances (Gross proceeds)	$465 million	$699 million
General and administrative expense	$19.9 million	$16.8 million

(1) Excludes straight-line rent adjustments, amortization of market rent intangibles for acquired leases and income from lease terminations.
(2) Includes properties which have been in the operating portfolio since 1/1/23 and are projected to be in the operating portfolio through 12/31/24; includes 51,668,000 square feet.

DEFINITIONS

The Company’s chief decision makers use two primary measures of operating results in making decisions: (1) funds from operations attributable to common stockholders (“FFO”), including FFO as adjusted as described below, and (2) property net operating income (“PNOI”), as defined below.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

FFO is computed in accordance with standards established by the National Association of Real Estate Investment Trusts, Inc. (“Nareit”).  Nareit’s guidance allows preparers an option as it pertains to whether gains or losses on sale, or impairment charges, on real estate assets incidental to a real estate investment trust’s (“REIT’s”) business are excluded from the calculation of FFO. EastGroup has made the election to exclude activity related to such assets that are incidental to our business. FFO is calculated as net income (loss) attributable to common stockholders computed in accordance with U.S. generally accepted accounting principles (“GAAP”), excluding gains and losses from sales of real estate property (including other assets incidental to the Company’s business) and impairment losses, adjusted for real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

FFO Excluding Gain on Involuntary Conversion and Business Interruption Claims is calculated as FFO (as defined above), adjusted to exclude gains on involuntary conversion and business interruption claims. The Company believes that this exclusion presents a more meaningful comparison of operating performance across periods.

PNOI is defined as Income from real estate operations less Expenses from real estate operations (including market-based internal management fee expense) plus the Company’s share of income and property operating expenses from its less-than-wholly-owned real estate investments. EastGroup sometimes refers to PNOI from Same Properties as “Same PNOI” in this press release and the accompanying reconciliation; the Company also presents Same PNOI Excluding Income from Lease Terminations. The Company presents Same PNOI and Same PNOI Excluding Income from Lease Terminations as a property-level supplemental measure of performance used to evaluate the performance of the Company’s investments in real estate assets and its operating results on a same property basis. The Company believes it is useful to evaluate Same PNOI Excluding Income from Lease Terminations on both a straight-line and cash basis. The straight-line basis is calculated by averaging the customers’ rent payments over the lives of the leases; GAAP requires the recognition of rental income on a straight-line basis. The cash basis excludes adjustments for straight-line rent and amortization of market rent intangibles for acquired leases; cash basis is an indicator of the rents charged to customers by the Company during the periods presented and is useful in analyzing the embedded rent growth in the Company’s portfolio. “Same Properties” is defined as operating properties owned during the entire current period and prior year reporting period. Operating properties are stabilized real estate properties (land including building and improvements) that make up the Company’s operating portfolio. Properties developed or acquired are excluded from the same property pool until held in the operating portfolio for both the current and prior year reporting periods. Properties sold during the current or prior year reporting periods are also excluded.

FFO and PNOI are supplemental industry reporting measurements used to evaluate the performance of the Company’s investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry’s calculations of PNOI and FFO provides supplemental indicators of the properties’ performance since real estate values have historically risen or fallen with market conditions.  PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs.  Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company’s financial performance.

The Company’s chief decision makers also use Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”) in making decisions. EBITDAre is computed in accordance with standards established by Nareit and defined as Net Income, adjusted for gains and losses from sales of real estate investments, non-operating real estate and other assets incidental to the Company’s business, interest expense, income tax expense, depreciation and amortization. EBITDAre is a non-GAAP financial measure used to measure the Company’s operating performance and its ability to meet interest payment obligations and pay quarterly stock dividends on an unleveraged basis.

EastGroup’s chief decision makers also use its Debt-to-EBITDAre ratio, a non-GAAP financial measure calculated by dividing the Company’s debt by its EBITDAre, in analyzing the financial condition and operating performance of the Company relative to its leverage.
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

The Company’s interest and fixed charge coverage ratio is a non-GAAP financial measure calculated by dividing the Company’s EBITDAre by its interest expense. We believe this ratio is useful to investors because it provides a basis for analysis of the Company’s leverage, operating performance and its ability to service the interest payments due on its debt.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its fourth quarter, review the Company’s current operations, and present its earnings outlook for 2024 on Thursday, February 8, 2024, at 11:00 a.m. Eastern Time.  A live broadcast of the conference call is available by dialing 1-800-836-8184 (conference ID: EastGroup) or by webcast through a link on the Company’s website at www.eastgroup.net.  If you are unable to listen to the live conference call, a telephone and webcast replay will be available until Thursday, February 15, 2024.  The telephone replay can be accessed by dialing 1-888-660-6345 (access code 77265#), and the webcast replay can be accessed through a link on the Company’s website at www.eastgroup.net.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available under Quarterly Results in the Investor Relations section of the Company’s website at www.eastgroup.net or upon request by calling the Company at 601-354-3555.

COMPANY INFORMATION

EastGroup Properties, Inc. (NYSE: EGP), a member of the S&P Mid-Cap 400 and Russell 1000 Indexes, is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona, California and North Carolina.  The Company’s goal is to maximize shareholder value by being a leading provider in its markets of functional, flexible and quality business distribution space for location sensitive customers (primarily in the 20,000 to 100,000 square foot range).  The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets.  The Company’s portfolio, including development projects and value-add acquisitions in lease-up and under construction, currently includes approximately 59 million square feet.  EastGroup Properties, Inc. press releases are available on the Company’s website at www.eastgroup.net.

The Company announces information about the Company and its business to investors and the public using the Company's website (eastgroup.net), including the investor relations website (investor.eastgroup.net), filings with the Securities and Exchange Commission, press releases, public conference calls, and webcasts. The Company also uses social media to communicate with its investors and the public. While not all the information that the Company posts to the Company's website or on the Company's social media channels is of a material nature, some information could be deemed to be material. Therefore, the Company encourages investors, the media, and others interested in the Company to review the information that it posts on the social media channels, including Facebook (facebook.com/eastgroupproperties), X (twitter.com/eastgroupprop), and LinkedIn (linkedin.com/company/eastgroup-properties-inc). The list of social media channels that the company uses may be updated on its investor relations website from time to time. The information contained on, or that may be accessed through, our website or any of our social media channels is not incorporated by reference into, and is not a part of, this document.

FORWARD-LOOKING STATEMENTS

The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “will,” “seek,” “expects,” “anticipates,” “believes,” “targets,” “intends,” “should,” “estimates,” “could,” “continue,” “assume,” “projects,” “goals,” “plans” or variations of such words and similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

the information currently available to the Company and on assumptions it has made. For instance, the amount, timing and frequency of future dividends is subject to authorization by the Company’s Board of Directors and will be based upon a variety of factors. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to:

•international, national, regional and local economic conditions;
•disruption in supply and delivery chains;
•construction costs could increase as a result of inflation impacting the costs to develop properties;
•the competitive environment in which the Company operates;
•fluctuations of occupancy or rental rates;
•potential defaults (including bankruptcies or insolvency) on or non-renewal of leases by tenants, or our ability to lease space at current or anticipated rents, particularly in light of the impacts of inflation;
•potential changes in the law or governmental regulations and interpretations of those laws and regulations, including changes in real estate laws, REIT or corporate income tax laws, potential changes in zoning laws, or increases in real property tax rates, and any related increased cost of compliance;
•our ability to maintain our qualification as a REIT;
•acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections;
•natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes;
•pandemics, epidemics or other public health emergencies, such as the coronavirus pandemic;
•availability of financing and capital, increase in interest rates, and ability to raise equity capital on attractive terms;
•financing risks, including the risks that our cash flows from operations may be insufficient to meet required payments of principal and interest, and we may be unable to refinance our existing debt upon maturity or obtain new financing on attractive terms or at all;
•our ability to retain our credit agency ratings;
•our ability to comply with applicable financial covenants;
•credit risk in the event of non-performance by the counterparties to our interest rate swaps;
•how and when pending forward equity sales may settle;
•lack of or insufficient amounts of insurance;
•litigation, including costs associated with prosecuting or defending claims and any adverse outcomes;
•our ability to attract and retain key personnel;
•risks related to the failure, inadequacy or interruption of our data security systems and processes;
•potentially catastrophic events such as acts of war, civil unrest and terrorism; and
•environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us.

All forward-looking statements should be read in light of the risks identified in Part I, Item 1A. Risk Factors within the Company’s most recent Annual Report on Form 10-K, as such factors may be updated from time to time in the Company’s periodic filings and current reports filed with the SEC.
The Company assumes no obligation to update publicly any forward-looking statements, including its Outlook for 2024, whether as a result of new information, future events or otherwise.
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
REVENUES
Income from real estate operations	$149,026	129,797	566,179	486,817
Other revenue	123	43	4,412	208
	149,149	129,840	570,591	487,025
EXPENSES
Expenses from real estate operations	39,368	35,272	154,030	133,915
Depreciation and amortization	45,248	40,559	171,078	153,638
General and administrative	3,740	3,859	16,757	16,362
Indirect leasing costs	146	136	582	546
	88,502	79,826	342,447	304,461
OTHER INCOME (EXPENSE)
Interest expense	(11,108)	(11,648)	(47,996)	(38,499)
Gain on sales of real estate investments	13,156	—	17,965	40,999
Other	774	322	2,435	1,210
NET INCOME	63,469	38,688	200,548	186,274
Net income attributable to noncontrolling interest in joint ventures	(14)	(17)	(57)	(92)
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	63,455	38,671	200,491	186,182
Other comprehensive income (loss) - interest rate swaps	(17,200)	(4,757)	(11,483)	35,069
TOTAL COMPREHENSIVE INCOME	$46,255	33,914	189,008	221,251

BASIC PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$1.35	0.89	4.43	4.37
Weighted average shares outstanding - Basic	46,831	43,472	45,224	42,599
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$1.35	0.89	4.42	4.36
Weighted average shares outstanding - Diluted	46,980	43,593	45,331	42,712

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022

NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$63,455	38,671	200,491	186,182
Depreciation and amortization	45,248	40,559	171,078	153,638
Company’s share of depreciation from unconsolidated investment	31	31	124	124
Depreciation and amortization from noncontrolling interest	(1)	(3)	(5)	(17)
Gain on sales of real estate investments	(13,156)	—	(17,965)	(40,999)
Gain on sales of non-operating real estate	—	—	(446)	—
FUNDS FROM OPERATIONS (“FFO”) ATTRIBUTABLE TO COMMON STOCKHOLDERS*	95,577	79,258	353,277	298,928
Gain on involuntary conversion and business interruption claims	—	—	(4,187)	—
FFO ATTRIBUTABLE TO COMMON STOCKHOLDERS - EXCLUDING GAIN ON INVOLUNTARY CONVERSION AND BUSINESS INTERRUPTION CLAIMS*	$95,577	79,258	349,090	298,928

NET INCOME	$63,469	38,688	200,548	186,274
Interest expense (1)	11,108	11,648	47,996	38,499
Depreciation and amortization	45,248	40,559	171,078	153,638
Company’s share of depreciation from unconsolidated investment	31	31	124	124
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (“EBITDA”)	119,856	90,926	419,746	378,535
Gain on sales of real estate investments	(13,156)	—	(17,965)	(40,999)
Gain on sales of non-operating real estate	—	—	(446)	—
EBITDA FOR REAL ESTATE (“EBITDAre”)*	$106,700	90,926	401,335	337,536

Debt	$1,674,827	1,861,744	1,674,827	1,861,744
Debt-to-EBITDAre ratio*	3.92	5.12	4.17	5.52

EBITDAre*	$106,700	90,926	401,335	337,536
Interest expense (1)	11,108	11,648	47,996	38,499
Interest and fixed charge coverage ratio*	9.61	7.81	8.36	8.77

DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$1.35	0.89	4.42	4.36
FFO attributable to common stockholders*	$2.03	1.82	7.79	7.00
FFO attributable to common stockholders - excluding gain on involuntary conversion and business interruption claims*	$2.03	1.82	7.70	7.00
Weighted average shares outstanding for EPS and FFO purposes - Diluted	46,980	43,593	45,331	42,712

(1)  Net of capitalized interest of $4,371 and $3,878 for the three months ended December 31, 2023 and 2022, respectively; and $16,235 and $12,393 for the twelve months ended December 31, 2023 and 2022, respectively.

*This is a non-GAAP financial measure. Please refer to Definitions.

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES (Continued)
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022

NET INCOME	$63,469	38,688	200,548	186,274
Gain on sales of real estate investments	(13,156)	—	(17,965)	(40,999)
Gain on sales of non-operating real estate	—	—	(446)	—
Interest income	(496)	(58)	(879)	(100)
Other revenue	(123)	(43)	(4,412)	(208)
Indirect leasing costs	146	136	582	546
Depreciation and amortization	45,248	40,559	171,078	153,638
Company’s share of depreciation from unconsolidated investment	31	31	124	124
Interest expense (1)	11,108	11,648	47,996	38,499
General and administrative expense (2)	3,740	3,859	16,757	16,362
Noncontrolling interest in PNOI of consolidated joint ventures	(15)	(21)	(62)	(105)
PROPERTY NET OPERATING INCOME (“PNOI”)*	109,952	94,799	413,321	354,031
PNOI from 2022 and 2023 acquisitions	(5,989)	(3,926)	(19,165)	(9,471)
PNOI from 2022 and 2023 development and value-add properties	(14,444)	(7,385)	(47,739)	(17,918)
PNOI from 2022 and 2023 operating property dispositions	(445)	(390)	(1,813)	(1,753)
Other PNOI	(82)	102	166	324
SAME PNOI (Straight-Line Basis)*	88,992	83,200	344,770	325,213
Lease termination fee income from same properties	(488)	(311)	(907)	(2,708)
SAME PNOI EXCLUDING INCOME FROM LEASE TERMINATIONS (Straight-Line Basis)*	88,504	82,889	343,863	322,505
Straight-line rent adjustments for same properties	(283)	(745)	(1,238)	(4,361)
Acquired leases - market rent adjustment amortization for same properties	(92)	(171)	(536)	(1,273)
SAME PNOI EXCLUDING INCOME FROM LEASE TERMINATIONS (Cash Basis)*	$88,129	81,973	342,089	316,871

(1) Net of capitalized interest of $4,371 and $3,878 for the three months ended December 31, 2023 and 2022, respectively; and $16,235 and $12,393 for the twelve months ended December 31, 2023 and 2022, respectively.

(2) Net of capitalized development costs of $2,489 and $2,511 for the three months ended December 31, 2023 and 2022, respectively; and $10,472 and $9,985 for the twelve months ended December 31, 2023 and 2022, respectively.

*This is a non-GAAP financial measure. Please refer to Definitions.